Exhibit 16-1









PARENTE, RANDOLPH, ORLANDO,
  CAREY & ASSOCIATES
CONSULTANTS & ACCOUNTANTS




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

      We have read and agree with the comments in Item 4 of Form 8-K of Pennsylvania Enterprises, Inc. Employees' Savings Plan dated August 1, 1997.




                                                 /s/ Parente, Randolph, Orlando,
                                                       Carey & Associates
                                                     Parente, Randolph, Orlando,
                                                       Carey & Associates


Wilkes-Barre, Pennsylvania
August 1, 1997

















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